                                                                   EXHIBIT 10.15

                            WAFER SUPPLY AGREEMENT


This Agreement is made as of January 21, 1997 ("Effective Date") by and between Toshiba Corporation, a Japanese corporation, with executive offices at 1-1, Shibaura 1-chome, Minato-ku, Tokyo 105-01, Japan ("Toshiba") and NeoMagic International Corporation ("NMI"), a Cayman corporation, with offices in c/o Caledonian Bank & Trust Ltd., Ground Floor, Caledonian House, Mary Street, P.O. Box 1043, Georgetown, Grand Cayman, B.W.I., a wholly owned subsidiary of NeoMagic Corporation (U.S.A.).


                                   RECITALS

     Whereas, NMI is a wholly (100%) owned subsidiary of NeoMagic Corporation (U.S.A.);

     Whereas, NeoMagic Corporation (U.S.A.) or its wholly (100%) owned companies (including but not limited to NMI, hereinafter referred to as "Associated Companies") are the developers and owners of certain proprietary semiconductor technologies enabling the integration of microcontroller logic cells and memory cells on a single semiconductor device;

     Whereas, Toshiba is a premium manufacturer of high quality, state of the art silicon wafers; and

     Whereas, NMI desires to source from Toshiba and Toshiba desires to supply to NMI silicon wafers on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:


                                     PART I
                                  DEFINITIONS

1.1  "Cell Set Library" means a number of primitive logic elements, such as
      ----------------
inverters, buffers, NAND, AND, NOR, XOR, XNOR, AND/OR and OR/AND gates, adders muxs, comparators, latches, and flip-flops, all designed using fixed cell heights so as to be usable with commercially available standard cell automatic place and route software tools.

1.2  "Fabrication Cycle Time" means the period of time required to manufacture
      ----------------------
the Products; commencing upon wafer start and ending on the day when the first delivery of the ordered quantity of the Products. The Fabrication Cycle Times for Prototype Production and Volume Production shall be as set forth in Exhibit
B. Fabrication Cycle Times do not include local national holidays and other factory holidays.


                      Confidential Treatment Requested

1.3  "Memory Module" means a 20 Mbits or larger DRAM module designed on
      -------------
Toshiba's proprietary 64 MDRAM process.

1.4  "Process" means the wafer manufacturing process(es) identified in Exhibit A
      -------
and any other manufacturing processes included within the scope of this Agreement in accordance with Section 3.2.

1.5  "Products" means semiconductor chips, containing logic, analog and DRAM,
      --------
developed pursuant to Part II of this Agreement.

1.6  "Prototype Production" has the meaning given in Section 3.8(a).
      --------------------

1.7  "Volume Production" has that meaning given in Section 3.8(b).
      -----------------

1.8  "Wafers" means silicon wafers containing finished die for the Products.
      ------


                                    PART II
                         INTELLECTUAL PROPERTY RIGHTS

2.1  Technical Information.  All intellectual property and related rights in and
     ---------------------
to technical information of either party which is provided to the other party in the course of the development of the Product(s) shall continue to belong to such providing party.

2.2  Patents.  All intellectual property and related rights in and to all
     -------
inventions made by NMI or its Associated Companies in the course of the development efforts and patents resulting therefrom shall belong to NMI or its Associated Companies. All intellectual property and related rights in and to all inventions made by Toshiba in the course of the development efforts and patents therefrom shall belong to Toshiba. All intellectual property and related rights in and to all inventions jointly made by NMI and Toshiba in the course of the development efforts and patents resulting therefrom shall be jointly owned by NMI or its Associated Companies and Toshiba.

2.3  Product Rights; Maskworks.  Title to and interest in mask work rights shall
     -------------------------
be owned by NMI for the logic portion of the Products. Title to and interest in mask work rights shall be owned by Toshiba for the Memory Module in the
Products.   Subject to Toshiba's mask work rights set forth above, NMI shall retain ownership of the masks and Products. This Agreement shall not be construed as granting or conferring any intellectual property rights of Toshiba or NMI specified in Part II of this Agreement or with respect to the Products except as specified herein.

2.4  Process.  Subject to Sections 2.1, 2.2 and 2.3 above, Toshiba shall own all
     -------
intellectual property and related rights in and to the Process.

                                   PART III
                                 WAFER SUPPLY

3.1  Wafer Manufacturing.  On the terms and conditions of this Agreement,
     -------------------
Toshiba will: (i) manufacture processed Wafers; and/or upon mutual agreement, have processed Wafers manufactured by its subsidiaries; and (ii) sell processed Wafers to NMI for its own account or as the agent for its Associated Companies. Toshiba will manufacture the Wafers at the following locations: Oita Works/Oita, Oita Prefecture; or Iwate Toshiba Electronics Co., Ltd.; Kitakami Iwate Prefecture; or Yokkaichi Works/Yokkaichi Mie Prefecture; or Tohoku Semiconductor Corporation/Sendai Miyagi Prefecture.

3.2  Processes.  Toshiba shall manufacture the Wafers using the Process set
     ---------
forth in Exhibit A. Toshiba will provide NMI information and access to all new enhanced 64 MB DRAM processes as they are developed by Toshiba, but with prior discussion by the parties to determine that the new processes are related to the DRAM-embedded ASIC process (generally such new processes will be deemed to be "Processes" under this Agreement). At NMI's request, Toshiba will manufacture Wafers for NMI using Toshiba's then current 64 MEG DRAM processes used in production. The parties shall cooperate fully to qualify each new process jointly (thereafter, also a "Process") to be used in manufacturing Wafers hereunder. Toshiba will make future generations of 64 MEG DRAM processes available to NMI and to be used under this Agreement on reasonable terms which Toshiba agrees to negotiate in good faith (and which, upon such agreement, will be deemed to be additional "Processes" hereunder).

3.3  Qualification and Quality Control.
     ---------------------------------

     (a)    Qualification.  NMI and Toshiba will cooperate fully to qualify
            -------------
jointly each Product for which Wafers will be manufactured hereunder ("Qualification"). Accordingly, the parties will cooperate to implement a Qualification procedure. After qualification, NMI will notify Toshiba when Volume Production will commence.

     (b)    Changes.  After Qualification of any Product, Toshiba shall not make
            -------
any major and/or critical Process change which will impact the performance, reliability or construction of the Products without NMI's prior written consent, which consent shall not be unreasonably withheld. Any such changes shall be subject to reasonable criteria requested by NMI. Toshiba shall notify NMI in writing in advance of major Process changes, including but not limited to any changes which may:

            (i)    degrade Product quality or reliability;

           (ii) result in failure of the Product to meet NMI's specifications;

          (iii)    substantially slow Process flows;

           (iv)    change Process control variables, ranges or method; or

            (v) result in Product mask revisions or changes Wafer sort programs.

     (c)    Problem Notification.  Toshiba will notify NMI promptly upon
            --------------------
discovering Process problems in its manufacturing lines that may affect the Wafers or Wafer yields.

3.4  Forecasts.
     ---------

     (a)    Twelve-Month Rolling Forecasts.  By the 15th day of each month NMI
            ------------------------------
will provide Toshiba a rolling forecast ("Forecast") of the number of Wafers which NMI intends to purchase during the next twelve (12) months. The Forecast will be based on "Wafers out," i.e., on deliveries expected to be made by Toshiba each month. Toshiba guarantees to supply the number of Wafers indicated by each Forecast for the six months following each Forecast.

     (b)    Required Orders.  Purchases for the first three (3) calendar months
            ---------------
after the month in which the Forecast is made will be confirmed by firm purchase orders placed at least twelve (12) weeks prior to the beginning of the month in which shipment is expected. For example, if NMI submits a Forecast on December 15, 1995, a purchase order must be placed for March of 1996 and for shipments to be made in January and February of 1996, purchase orders must already have been placed in October and November, respectively, of 1995.

     (c)    Limited Quantity Adjustments.
            ----------------------------

            (i) NMI may increase or decrease Forecast quantities for the fifth and sixth calendar month following the date of the Forecast by no more than twenty percent (20%) and for the fourth calendar month by no more than fifteen percent (15%). NMI must place purchase orders for month four by the deadline for the following monthly Forecast.

                    For example, if NMI submits a Forecast in December 1995 estimating Product purchases of 3,000 Wafers in each of April, May and June of 1996, then the Forecast submitted in January 1996 may increase estimated Product purchases for May and June up to a quantity of 3,600 Wafers (i.e., 120% of 3,000) or down to a quantity of 2,400 Wafers (i.e., 80% of 3,000).

            (ii) NMI may increase or decrease the Forecasted quantities for the seventh, eighth and ninth calendar months following the date of the Forecast by up to 30% in the next month's Forecast.

                    For example, if NMI submits a Forecast in December 1995 that estimates Product purchases of 3,000 Wafers in each of August, September and October of 1996, then the Forecast submitted in January 1996 may decrease scheduled purchases for each of August, September and October as low as 2,100 (i.e., 70% of 3,000) or may increase the scheduled purchases for those months by the same amount.

           (iii) Forecast quantities for the tenth, eleventh and twelfth months following the date of the Forecast will be based on NMI's best estimate made in good faith and may be revised up or down in the following monthly Forecast according to changes in NMI's best estimates.

     (d)   Start-Up Forecast.  NMI is to provide a start-up forecast ("Start-Up
           -----------------
Forecast") by December, 1996, based upon the assumption that the Product shall be developed by April, 1997. The Start-Up Forecast shall be based upon "Wafers out" between September and December of 1997. Periods beyond December, 1997 will be covered by sections 3.4(c) and 3.5

3.5  Capacity, Supply and Demand. Each year during the term of this Agreement,
     ---------------------------
the parties shall agree ("Annual Volume Purchase Agreement") to define Toshiba's minimum capacity guarantee for the year and NMI's commitment for its annual purchase volume hereunder. Each quarter the parties will jointly review, and, if necessary, agree on adjustments to, the Annual Volume Purchase Agreement and Toshiba's minimum capacity guarantee for the following twelve (12) months.

3.6  Purchase Order Process.
     ----------------------

     (a)   Purchase Orders.  All purchases under this Agreement will be
           ---------------
initiated by authorized NMI orders. NMI will be placing purchase orders as the designated agent of the Associated Companies. Purchase orders shall state unit quantities, unit descriptions, requested delivery dates and shipping instructions. The requested delivery dates may not be less than the Fabrication Cycle Time from the date of the purchase order. In the event of any conflict with this Agreement, the face side of purchase orders shall govern purchases under this Agreement unless rejected by Toshiba at the time Toshiba receives the purchase order.

3.7  Order Acknowledgment.  Toshiba agrees to accept all Product purchase orders
     --------------------
within the Forecasts issued under this Agreement and agrees not to reject or defer orders for which production capacity may be available as contemplated in
Section 3.5 above. Toshiba will use diligent efforts to manufacture Products in excess of the Forecast, subject to its then existing third-party capacity commitments. Toshiba agrees to deliver a written acknowledgment of such purchase order within three (3) working days after receipt of the purchase order. In all events, Toshiba's failure to deliver such an acknowledgment shall be deemed an acceptance of the purchase order.

3.8  Prototype and Volume Production Lots.  NMI shall order Products in either
     ------------------------------------
Prototype Production lots or Volume Production lots as follows:

     (a)   Prototype Lots.  NMI may order Wafers in prototype lots ("Prototype
           --------------
Production") whenever NMI (i) seeks a Qualification in accordance with Section 3.3(a), (ii) seeks to make any engineering changes, including without limitation changes to improve Product functionality and Wafer yield, or (iii) elects, at NMI's risk, to purchase Wafers in volume prior to Qualification. A Prototype Production lot shall contain the number of Wafers specified in Exhibit B. NMI may order multiple Prototype Production lots of the same Wafer, NMI may require Toshiba to hold Prototype Production at "gate" or "contact" intermediate stages of production. During Prototype Production,

Toshiba will provide "Vth" and "gate" length process splits (i.e., examine Wafers at a particular step in fabrication) in order for NMI to evaluate variations within the specifications for each process.

     (b)   Volume Production Lots.  Upon Qualification of any particular
           ----------------------
Product, NMI may order that Product only in volume production lots ("Volume Production"). A Volume Production lot shall contain the number of Wafers specified in Exhibit B.

     (c)   Cancellation.  NMI may cancel Product purchase order(s) or any
           ------------
portions thereof for any reason by notifying Toshiba in writing prior to the scheduled delivery date on the purchaser order(s). Cancellation shall be effective upon Toshiba's receipt of the written cancellation notice from NMI, or upon the date specified in such cancellation notice if later than the date of receipt. Toshiba shall cease work on such canceled purchase order quantities in accordance with the cancellation notice; provided that NMI shall pay a cancellation charge calculated in the manner provided below ("Cancellation Charge"). Toshiba will invoice Cancellation Charges, if any, at the end of each month, and NMI will pay the Cancellation Charge within sixty (60) days after receipt of invoice. The foregoing rights shall be Toshiba's sole remedy for any failure by NMI to purchase the quantities set forth in any Forecast. The Cancellation Charge at any particular process step shall be calculated as a percentage of the Wafer price otherwise payable, as follows:

          [*] weeks prior to delivery date           [*] of price due
                        [*]                                 [*]
                        [*]                                 [*]
                        [*]                                 [*]
                        [*]                                 [*]
                        [*]                                 [*]

Cancellation charges will be based on the latest WIP report reasonable movement updates to the date of the cancellation notice. There will be no cancellation charge, regardless of the timing, if no Wafers are physically started into the production line.

At NMI's request, Toshiba shall deliver all such work-in-process to NMI or destroy all such work-in-process and provide written certification of destruction to NMI.

3.9  Delivery and Shipping.
     ---------------------

     (a)   Delivery Commitments.  Toshiba will deliver Wafers to the carrier for
           --------------------
shipment, (i) within two days plus the Fabrication Cycle Time from the date of purchase order for Prototype Production, and (ii) within three days plus the Fabrication Cycle Time from the date of purchase order for Volume Production, unless NMI requests a longer period. Toshiba will use reasonable efforts to distribute the manufacture of Wafers evenly throughout each month (i.e., start and complete Wafers linearly). Upon NMI's reasonable request, Toshiba will hold Products during their manufacture in

                     [*] Confidential Treatment Requested
accordance with terms to be agreed upon by the parties. If Wafers are held by NMI during manufacture, Toshiba will not be bound by the foregoing delivery commitments.

     (b)   Work-in-Process Reporting.  Toshiba will provide NMI with work-in-
           -------------------------
process reports ("Reports") on a periodic basis, which the parties agree to negotiate in good faith. Reports shall be sent to NMI via facsimile. The Reports shall include information, the nature of which the parties shall negotiate in good faith, for example: (i) the type, quantity and lot number (Toshiba and NMI) of Wafers at each stage of production (by mask location), (ii) the remaining number of Wafers ready for shipment (by purchase order number and invoice) and (iii) delivery dates. The format and frequency of the Reports will be determined by the development work as it is completed.

     (c)   Shipping.  All Wafers shall be delivered to NMI or its designated
           --------
assembly location and shall be suitably packed for shipment in Toshiba's standard containers, marked for shipment as specified in NMI's purchase order, and delivered to a carrier or forwarding agent chosen by NMI. However, should NMI fail to designate a carrier, forwarding agent or type of conveyance, Toshiba shall make such designation in conformance with its standard shipping practices. Shipment will be F.O.B. Toshiba's facility. Title and risk of loss shall pass to NMI upon shipment.

3.10 Test and Inspection.
     -------------------

     (a)   By Toshiba.  Toshiba will supply to NMI, with each Wafer shipment,
           ----------
process control monitor ("PCM") test results, actual Wafer sort data results, and visual quality inspection results as agreed by the parties. Toshiba will sort Wafers and "user repair" the DRAM module prior to shipment on the DRAM portions of the die.

     (b)   Reports.  Toshiba will supply NMI with reliability and statistical
           -------
quality data on the Toshiba standard which is made for the same product line, which includes 64MAP, at regular intervals to be agreed upon but no less than once a quarter. The format and the contents of these report(s) are to be mutually agreed upon. Upon reasonable notice, Toshiba will allow NMI on-site inspection, but will be subject to NMI's reasonable requests of Toshiba's Product manufacturing facilities.

     (c)   By NMI.  Wafers manufactured using the Process shall be subject to
           ------
incoming inspection, electrical testing and reliability testing by NMI in accordance with the acceptance criteria set forth in Exhibit C hereto. Wafers manufactured under other Processes (jointly defined by the parties in accordance with Section 3.2) shall be subject to incoming inspection, electrical testing and reliability testing by NMI in accordance with updated acceptance criteria which the parties agree to negotiate in good faith promptly at or prior to the implementation of any such other Process. Wafers meeting applicable initial acceptance criteria or updated acceptance criteria will be deemed accepted by NMI, and NMI shall so notify Toshiba.

     (d)   Test Failure.  If any Wafer or lot of Wafers fails incoming
           ------------
inspection or test, and if test failure is caused by an initial memory defect or any defect in the Process used by Toshiba, NMI may reject such lot or Wafer in writing within thirty (30) days after delivery and return such lot or Wafer to Toshiba, at Toshiba's expense, for a full refund. Wafers that fail only logic tests should not be returned to Toshiba. Wafers that fail reliability tests only because of a defect introduced in the Wafers after Toshiba has delivered the Wafers to the buyer shall not be returned to Toshiba. NMI will explain the reasons for wishing to reject a lot, and Toshiba will be entitled to examine any lot that NMI wishes to reject. The parties will seek in good faith to resolve any disagreement as to whether a lot is conforming.

     (e)   Low Line Yield on Volume Production.  If the output per lot (i.e.,
           -----------------------------------
memory sort line yield which meets the inspection and test criteria is less than seventy percent (70%), and if NMI so requests, Toshiba will explain the reasons for the low line yield. Wafers with DRAM sort yields below the Minimum Acceptable Yield (as defined below) may not be shipped unless NMI's prior approval is obtained. The Minimum Acceptable Yield during the production phase is twenty percent (20%). This twenty percent (20%) will be waived by NMI until normal production begins. This initial production period will be determined in good faith by the parties.

     (f)   [*]

                     [*]  Confidential Treatment Requested

[*]

                                    PART IV
                                 COMPENSATION

4.1  Purchase Price.  The price of the Wafers shall be determined from time to
     --------------
time by agreement. The price shall be adjusted proportionately if the yield of good die is below a target percentage to the agreed upon on a product-by-product basis. The fixed price for any quarter will be reviewed during the first month of the previous quarter and mutually agreed to by the parties in good faith.
For example, the Q2 (April-June) price will be finalized within January.

4.2  Payment.  Toshiba may submit invoices for Wafers not earlier than the date
     -------
of Wafer shipment to NMI. Invoices shall be paid within sixty days (60) after receipt. Payment will be secured by instrument(s) (i.e. mutually acceptable 3rd party payment etc.) proposed by NMI and reasonably acceptable to Toshiba. Payment will be made by NMI or its agent. Payment shall be in Japanese Yen unless otherwise agreed. For masks tooled by Toshiba hereunder, Toshiba may submit mask tooling invoices with the prototype lot. NMI will make payments on financial terms reasonably acceptable to Toshiba.

4.3  Taxes.  Purchase prices are inclusive of all taxes and customs duties, and
     -----
Toshiba shall pay all taxes and customs duties imposed by any taxing jurisdiction and however designated, levied, or based on amounts payable to Toshiba hereunder, including without limitation all foreign, export, local excise, sales, use, value-added or similar taxes.


                                    PART V
                            WARRANTY AND DISCLAIMER

5.1  Warranty.  Toshiba warrants, subject to confirmation by Toshiba of any
     --------
defect or failure in material and workmanship, that the Wafers manufactured under the Process set forth in Exhibit A shall be free from defects or failures in material and workmanship and shall conform to the initial specifications set forth in Exhibit E ("Specifications") for the period of one (1) year from the date of shipment. Toshiba warrants that Wafers manufactured under other Processes shall be free from defects or failures in material and workmanship and shall conform to updated specifications as agreed to by the parties from time to time for the period of one (1) year from the date of shipment subject to confirmation by Toshiba that the Wafers are defective. Toshiba's liability under this Section 5.1 will be limited to prompt replacement of the defective Wafers or credit as mutually agreed to.

5.2  Notice.  Upon discovery of nonconforming Wafers by NMI, NMI shall promptly
     ------
notify Toshiba in writing of the nature of the defects or failures in detail, and on Toshiba's request, shall return such non-conforming Wafers to Toshiba.


                     [*]  Confidential Treatment Requested

5.3  Remedies.  NMI's remedy hereunder for failure of Wafers to meet the
     --------
aforesaid warranty shall be, at Toshiba's discretion, either to replace the nonconforming Wafers or to refund the Purchase Price of the nonconforming Wafers.

5.4  Disclaimers.  THE PRODUCT QUALITY WARRANTY SET FORTH ABOVE IS EXCLUSIVE AND
     -----------
NO OTHER PRODUCT QUALITY WARRANTY, WHETHER WRITTEN OR ORAL, IS EXPRESSED OR IMPLIED. TOSHIBA SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE REMEDIES PROVIDED HEREUNDER SHALL BE THE PARTIES' SOLE AND EXCLUSIVE REMEDIES WITH RESPECT TO PRODUCT QUALITY.


                                    PART VI
                        INTELLECTUAL PROPERTY INDEMNITY

6.1  Indemnification by NMI.  NMI agrees to defend Toshiba against any third-
     ----------------------
party actions or claims arising out of the manufacture and sale of Products and brought against Toshiba to the extent based upon a claim that any technology or information provided by NMI under this Agreement infringes any U.S. patent or trademark or any worldwide copyright, trade secret or similar intellectual property right of any third party, and NMI agrees to purchase any work-in-process for Products and to pay any settlement amounts or damages awarded against Toshiba (including reasonable attorneys fees and court costs) to the extent based upon such a claim; provided that Toshiba provides NMI (i) prompt notice thereof, (ii) reasonable assistance in connection with the defense thereof (at NMI's expense excluding Toshiba employee expense), and (iii) full control of the defense and settlement thereof. NMI agrees to keep Toshiba apprised of the progress of any action or claims covered by this Section 7.1. Notwithstanding the foregoing, NMI's obligation to indemnify Toshiba under this
Section 7.1 shall not apply to any actions or claims described in Section 6.2 below.

6.2  Indemnification by Toshiba.  Toshiba agrees to defend NMI and/or its
     --------------------------
Associated Companies against any third-party actions or claims arising out of the manufacture and sale of Products and brought against NMI and/or its Associated Companies to the extent based upon a claim that the manufacturing process used by Toshiba or any technology or information provided by Toshiba under this Agreement (including any information or technology incorporated or used in any Product other than technology or information provided by NMI and/or its Associated Companies) infringes any U.S. patent or trademark or any worldwide copyright, trade secret or similar intellectual property right of any third party, and agrees to pay any settlement amounts or damages awarded against NMI and/or its Associated Companies (including reasonable attorneys fees and court costs) to the extent based upon such a claim; provided that NMI and/or its Associated Companies provides Toshiba (i) reasonably prompt notice thereof, (ii) reasonable assistance in connection with the defense thereof (at Toshiba's expense excluding NMI and/or Associated Company employee expense), and (iii) allows Toshiba full control of the defense and settlement thereof. Toshiba agrees to keep NMI and/or its Associated Companies apprised of the progress of any action covered by this Section 6.2. In addition, if such an action is brought, NMI at its option may return to Toshiba all inventory and work-in-process for Products judged to be infringing (whether by final judgment, preliminary injunction or other preliminary relief), and Toshiba shall refund any payments made to it by NMI for such Products, unless Toshiba obtains an appropriate license within a commercially reasonable number of days of such judgment. Notwithstanding the foregoing, Toshiba's obligations under this Section 6.2 shall not apply to any claims or actions described in Section 6.1 above.

     (a)   Exclusions.  Toshiba shall not be obligated to indemnify and hold
           ----------
harmless NMI where the infringement is caused by: (i) the use of Products by NMI and/or its Associated Companies in combination with other circuits components, components, devices or products if the infringement would not have occurred but for such combination and such combination is not necessary to use the Product for its intended purpose; (ii) use of the Products by NMI and/or its Associated Companies in applications or environments for which Products were not designed; or (iii) modifications to the


Products by NMI and/or its Associated Companies if such infringement would have been avoided absent such modifications, unless such modifications were authorized by Toshiba.

6.3  Entire Liability.  THE FOREGOING STATES EACH PARTY'S ENTIRE LIABILITY AND
     ----------------
OBLIGATION (EXPRESS, STATUTORY, IMPLIED OR OTHERWISE) WITH RESPECT TO INTELLECTUAL PROPERTY INFRINGEMENT OR CLAIMS THEREFOR ARISING OUT OF THE MANUFACTURE AND SALE OF PRODUCTS DEVELOPED PURSUANT TO PART II OF THIS AGREEMENT. ANY INDEMNIFICATION OBLIGATION TO BE INCURRED BY THE INDEMNIFYING PARTY HEREUNDER WITH RESPECT TO A PARTICULAR TYPE OF PRODUCT SHALL NOT IN ANY EVENT EXCEED THE PURCHASE PRICE OF THE PRODUCT CONCERNED WHICH HAS ACTUALLY BEEN PAID TO TOSHIBA BY NMI HEREUNDER.


                                   PART VII
                              GENERAL PROVISIONS

7.1  Confidentiality.
     ---------------

     (a)   Confidential Information.  "Confidential Information" means any
           ------------------------
technical data, trade secret, know-how, or other information disclosed by any party (including the Associated Companies) hereunder, either directly or indirectly, in writing, orally, by drawing or by inspections, and which shall be marked by the disclosing party as "Confidential" or "Proprietary." If such information is disclosed orally, through demonstration or by inspection, in order to be deemed Confidential Information, it must be specifically designated as being of a confidential nature at the time of disclosure and confirmed in writing to be received by the receiving party within ten (10) days of such disclosure.

     (b)   Exclusions.  Notwithstanding the foregoing, Confidential Information
           ----------
shall not include information which:

           (i) is known to the receiving party at the time of disclosure or becomes known to the receiving party without breach of this Agreement;

          (ii) is or becomes publicly known through no wrongful act of the receiving party or any affiliate of the receiving party;

         (iii) is rightfully received from a third party (excluding the Associated Companies) without restriction on disclosure;

          (iv) is independently developed by the receiving party or any of its affiliates;

           (v) is furnished to any third party by the disclosing party without restriction on its disclosure;

          (vi) is approved for release upon a prior written consent of the disclosing party;

         (vii) is disclosed pursuant to judicial order, requirement of a governmental agency or by operation of law.

     (c)   Nondisclosure.  The receiving party agrees that it will not disclose
           -------------
any Confidential Information to any third party, except for Toshiba's subsidiaries provided that such disclosure is reasonably necessary to carry out Toshiba's obligations under this Agreement and such subsidiaries agree to be bound by the confidentiality provisions in this Section 7.1, and will not use Confidential Information of the disclosing party for any purpose other than for the performance of obligations hereunder during the term of this Agreement and for the period of five (5) years thereafter, without the prior written consent of the disclosing party. The receiving party further agrees that Confidential Information shall remain the sole property of the disclosing party and that it will take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information by its employees and independent contractors. No license shall be granted by the disclosing party to the receiving party with respect to Confidential Information disclosed hereunder unless otherwise expressly provided herein.

     (d)   Nondisclosure Agreements.  Each party agrees that it (i) has or that
           ------------------------
it shall obtain the execution of proprietary nondisclosure agreements with its employees, agents, and consultants having access to Confidential Information of the other party, (ii) shall diligently enforce such agreements, and (iii) shall be responsible for the actions of such employees, agents, and consultants in this respect.

     (e)   Return of Confidential Information.  After expiration or termination
           ----------------------------------
of this Agreement upon the request of the disclosing party, the receiving party will promptly return all Confidential Information furnished hereunder and all copies thereof.

     (f)   Publicity.  The parties agree that all publicity and public
           ---------
announcements concerning the formation and existence of this Agreement shall be jointly planned and coordinated by and among the parties. Neither party shall disclose any of the provisions of this Agreement, the existence of this Agreement, nor that the parties are doing business with one another to any third party without the prior written consent of the other party. NMI will be responsible for all communications with NMI's customers concerning the subject matter hereof, and Toshiba agrees to forward to NMI any communications it receives from NMI's customers. Notwithstanding the foregoing, any party may disclose information concerning this Agreement as required by the rules, orders, regulations, subpoenas or directives of a court, government or governmental agency, after giving prior notice to the other parties.

     (g)   Remedy for Breach of Confidentiality.  If a party breaches any of its
           ------------------------------------
obligations with respect to confidentiality and unauthorized use of Confidential Information hereunder, the nonbreaching party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.


7.2   Term and Termination.  This Agreement shall remain in force for five (5)
      --------------------
years from the time the first product is released to production by NMI unless it is terminated earlier as provided in this Agreement. At the end of five (5) years, this Agreement will be extended for another three (3) years under the same terms and conditions provided herein unless notice of termination is given by either party six (6) months prior to the expiration date. Notwithstanding the foregoing, all existing orders and the provisions of Part V, VI, and Article
7.6 of Part VII (Export Controls) shall survive any termination or expiration of this Agreement. The obligations of confidentiality under Article 7.1 of Part VII shall last during the specific period set forth in Article 7.1 of Part VII.

      (a) Subject to Section 7.2(b), either party may terminate this Agreement with immediate effect, at its sole discretion, upon giving written notice to the other party, in case:

            (i) the other party defaults in the performance of any material obligation hereunder, and if any such default is not corrected within ninety (90) days after the defaulting party receives written notice of such default from the non-defaulting party,

            (ii) the normal conduct of business of the other party as a commercial enterprise ceases or is substantially altered for any reason, or

            (iii) the other party files a petition in bankruptcy, or is adjudicated bankrupt, or makes a general assignment for the benefit of creditors, or becomes insolvent, or is otherwise unable to meet its business obligations for a period of three
                   (3) consecutive months.

      (b)   In the event that Toshiba terminates this Agreement pursuant to
Section 7.2(a)(ii) or (iii) above, Toshiba agrees to supply Wafers, on commercially reasonable terms and conditions to NMI's customers upon request by such customers. NMI agrees to provide Toshiba with a list of such customers reasonably prior to the occurrence of the events specified in Sections 7.2(a)(ii) or (iii) above.

7.3   Force Majeure.  The parties shall not be liable to one another for failure
      -------------
to perform any part of this Agreement except for any payment obligation when such failure is due to fire, flood, strikes, labor troubles or other industrial disturbances, inevitable accidents, war (declared or undeclared), embargoes, blockades, legal restrictions, governmental regulations or orders, riots, insurrections, or any cause beyond the control of such party. However, the party so prevented from performance shall use diligent efforts to resume performance. This Agreement shall not be regarded as terminated or frustrated as a result of such failure of performance that does not exceed six
(6) months, and the parties shall proceed under this Agreement when the causes of such nonperformance have ceased or have been eliminated.

7.4   Assignment.  The parties shall not assign or transfer this Agreement, in
      ----------
whole or in part, or any right or obligation hereunder to any third party without the prior written consent of the other party. Nothing in this Section
7.4 shall affect Toshiba's obligations under Section 7.2(b).

7.5   Governing Law; Disputes.  This Agreement will be interpreted and enforced
      -----------------------
in accordance with the laws of Japan without reference to conflicts of law principles. This Agreement shall not be governed by the 1980 U.N. Convention on Contracts for the International Sale of Goods. Each party will use reasonable good faith efforts to settle any dispute arising out of this Agreement. Should such efforts prove unsuccessful, any dispute or claim arising out of or in relation to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce as presently in force ("Rules") and by three (3) arbitrators appointed in accordance with said Rules. Judgment on the award rendered may be entered in any court having jurisdiction thereof. The place of arbitration shall be in Japan. Any monetary award shall be in U.S. dollars and the arbitration shall be conducted in the English language.

7.6   Export Controls.  Toshiba and NMI acknowledge that they are each subject
      ---------------
to regulation by agencies of the U.S. and Japanese Governments, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of the parties to provide technical information, technical assistance, any media in which any of the foregoing is contained, training and related technical data (collectively, "Data") shall be subject in all respect to such United States and Japanese laws and regulation as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, Bureau of Export Administration.

      Without in any way limiting the provisions of this Agreement, the parties agree that unless prior written authorization is obtained from the Bureau of Export Administration or unless the Export Administration Regulations explicitly permit the reexport without such written authorization, neither party will export, reexport, or transship, directly or indirectly, the Products or any technical data disclosed or provided to Toshiba, or the direct product of such technical data, to country groups Q, S, W, Y, or Z (as defined in the Export Administration Regulations and which currently consist of Albania, Bulgaria, Cambodia, Cuba, the Czech Republic, Estonia, Laos, Latvia, Libya, Lithuania, Mongolian People's Republic, North Korea, Poland, Romania, the geographic area of the former Union of Soviet Socialist Republics, the Slovak Republic and Vietnam, or to the People's Republic of China (excluding Taiwan), Haiti, Iran, Iraq, Syria, Yugoslavia (Serbia and Montenegro), or to military or police entities in South Africa, or to any other country as to which the U.S. and Japanese Governments have placed an embargo against the shipment of products, which is in effect during the term of this Agreement.

7.7   Notice.  Any notice required or permitted to be given under this Agreement
      ------
shall be delivered (i) by hand, (ii) by registered or certified mail, postage prepaid, return receipt requested, to the address of the other party first set forth above, or to such other address as a party may designated by written notice in accordance with this Section 7.8 by overnight courier, or (iii) by electronic transmission with conforming letter mailed under the conditions described in (ii). Notice so given shall be deemed effective when received, or if not received by reason of fault of addressee, when delivered.

If to Toshiba, to:

Toshiaki Ogi
General Manager
International Operations
Electronic Components
Toshiba Corporation
11, Shibaura 1 Chome
Minato-ku, Tokyo 105-01
Japan

If to NMI, to:

Prakash Agarwal
NeoMagic International Corporation
c/o Caledonian Bank & Trust Ltd.
Ground Floor
Caledonian House
Mary Street
P.O. Box 1043
Georgetown, Grand Cayman B.W.I.

with a copy to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, California 94304-1050
Attn:  Michael J. Danaher

7.8   Relationship of Parties.  The relationship between NMI and Toshiba under
      -----------------------
this Agreement is that of independent contractors and neither shall be, nor represent itself to be, the joint venturer, franchiser, franchisee, partner, broker, employee, servant, agent, or representative of the other for any purpose whatsoever (except as specifically provided in Part IV. No party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, another party or to bind another in any matter or thing whatsoever.

7.9   Waiver.  Should any of the parties fail to exercise or enforce any
      ------
provision of this Agreement or to waive any rights in respect thereto, such waiver or failure shall not be construed as constituting a continuing waiver or a waiver of any other right.

7.10  Severability.  In the event that any provision or provisions of this
      ------------
Agreement shall be held to be unenforceable, the parties shall renegotiate those provisions in good faith to be valid, enforceable substitute provisions which provisions shall reflect as closely as possible the intent of the original provisions of this Agreement. If the parties fail to negotiate a substitute provision, this Agreement will continue in full force and effect without said provision and will be interpreted to reflect the original intent of the parties.

7.11  Limitation of Liability.  EXCEPT FOR DAMAGES RESULTING FROM A BREACH OF
      -----------------------
THE CONFIDENTIALITY PROVISIONS HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING HEREUNDER, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NEITHER PARTY'S LIABILITY UNDER THIS AGREEMENT SHALL EXCEED THE PURCHASE PRICE OF THE PRODUCT CONCERNED WHICH HAS ACTUALLY BEEN PAID TO TOSHIBA BY NMI HEREUNDER.

7.12  Entire Agreement.  This Agreement, including the Exhibits referred to
      ----------------
herein, contains the entire understanding of the parties, and supersedes any prior agreement between or among the parties with respect to its subject matter. In case of any conflicts between this Agreement and any purchase orders, acceptances, correspondence, memorandum, listing sheets and other documents forming part of any order for Products, this Agreement shall govern. This Agreement shall not be amended or modified except by written instrument signed by the duly authorized representatives of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives or officers, effective as of the Effective Date.


TOSHIBA CORPORATION                      NEOMAGIC INTERNATIONAL
                                         CORPORATION


By: /s/ TOSHIAKI OGI                     By: /s/ PRAKASH AGARWAL
   -----------------------------------       -------------------

Name: Toshiaki Ogi                       Name: Prakash Agarwal
      --------------------------------         ---------------
      General Manager International            CEO President
      Operations, Electrical Components
      Toshiba

Title:________________________________   Title:_____________________________

Exhibits
--------

     A -- Initial Process(es)
     B -- Production Information
     C -- Acceptance Criteria
     D -- Average Yields

                                   EXHIBIT A
                                   ---------

                              INITIAL PROCESS(ES)

                                   EXHIBIT B
                                   ---------

                                      [*]



                     [*] Confidential Treatment Requested

                                   EXHIBIT C
                                   ---------

                              ACCEPTANCE CRITERIA

                                   EXHIBIT D
                                   ---------


                                                               Yield
            Toshiba      Number of                Average    Allowance   Wafer
 Device   Part Number    Full Die    Wafer Size  Yield Rate    Range     Price
-------- -------------  ----------- ------------ ----------  ---------  ------
  NMG5       T.B.D.       T.B.D.       8 inch        T.B.       20%     T.B.D.
                                                      D.